Exhibit 99.2

Lexaria Enters Definitive License Agreement with California Cannabis Beverage Manufacturer

Kelowna, British Columbia – April 25, 2018 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”) a drug delivery platform innovator, announces it has entered a definitive technology licensing agreement (the “Agreement”) with GP Holdings LLC. (“GP”) whereby Lexaria is providing its patented DehydraTECHTM technology to empower next-generation performance in high absorption, fast acting cannabis infused beverages to be developed and sold in California.

GP is establishing its operation as the leading THC beverage contract manufacturer in the state of California and expects the commencement of operations from its new state-of-the-art bottling facility within the next two quarters. Lexaria and GP have been collaborating for months to develop the highest performing cannabis beverages available anywhere, with nearly zero unwanted cannabis odor or flavor, and complete clarity and transparency of even sparkling beverages. More info about GP can be found at www.growpacker.com

GP has acquired 5-year semi-exclusive rights to use Lexaria’s DehydraTECHTM technology for beverage applications within California for an undisclosed sum and a royalty on revenue generated on products sold utilizing DehydraTECHTM. In addition, GP also intends to develop topical skin products using the technology and has also acquired matching rights for this application.

The California cannabis-beverage market is expected to be one of the largest edible product segments, and this agreement continues Lexaria’s progress of building an international ecosystem empowering licensed producers of all sizes with the ability to create best-of-class sector leaders. Under the terms of the semi-exclusive Agreement, Lexaria can offer other licensee partners the option of utilizing GP’s formulation and manufacturing expertise to produce cannabis infused, DehydraTECH™-powered beverages and topicals throughout the state of California.

“The use of DehydraTECHTM triggers a race to the top in the California THC beverage and topicals market through this 5-year license agreement,” said Chief Executive Officer Chris Bunka. “This is another long-term strategic relationship that will give consumers the faster acting and highly potent products they deserve, and class leading flavor profiles for the beverage segment in particular.”

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECHTM delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter (https://twitter.com/lexariacorp)
and on Facebook http://tinyurl.com/y8vzcaam

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Alex Blanchard, Communications Manager
(778) 796-1897
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids or any other active ingredient, or that the GP Holdings license agreement will successfully produce benefits to the Company. There is no assurance that any planned corporate activity, scientific research or study, business venture, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.